Exhibit 99.1

January 11, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners Enters into
$1 Billion Term Loan Agreement

•	Enhances partnership’s liquidity position

•	Effectively refinances the partnership’s 2016 long-term debt maturities

•	No need to access public debt or equity markets well into 2017

TULSA, Okla. – Jan. 11, 2016 – ONEOK Partners, L.P. (NYSE: OKS) today announced that it has entered into a $1 billion three-year unsecured term loan agreement, which will be used for general partnership purposes, including the repayment of existing borrowings.

“This agreement effectively refinances ONEOK Partners’ 2016 long-term debt maturities and further enhances the partnership’s financial flexibility,” said Terry K. Spencer, president and chief executive officer of ONEOK Partners. “The financial commitments we’ve received under this agreement underscore the strong relationships we have with our banks and their continued support of the partnership.”

“The term loan, our commercial paper program and our $2.4 billion credit facility provide ONEOK Partners with ample liquidity to fund current capital-growth projects,” added Spencer. “ONEOK Partners does not expect the need to access public markets for debt or equity until well into 2017.”

The term loan is unsecured and includes a floating interest rate calculated based on ONEOK Partners' credit rating, which is currently 130 basis points, or 1.3 percent, over the London Interbank Offered Rate (LIBOR). The loan includes a delayed draw feature that allows the partnership to draw on it for up to 90 days from Jan. 8, 2016. The loan is prepayable in whole or in part at any time without penalty and includes two, one-year extension options. The term loan contains substantially the same covenants as those contained in the partnership’s existing revolving credit facility.

Mizuho Bank, Ltd. serves as the administrative agent for the term loan agreement.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is

ONEOK Partners Enters into $1 Billion
Three-year Term Unsecured Loan Agreement

January 11, 2016

a leader in the gathering, processing, storage and transportation of natural gas in the U.S. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play publicly traded general partner, which owns 41.2 percent of the overall partnership interest, as of Sept. 30, 2015.

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of distributions), liquidity, access to the public debt and equity markets, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings, which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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